Exhibit (a)(1)(C)

ELECTION TO PARTICIPATE AND EXERCISE 2011 WARRANT
PURSUANT TO OFFER TO EXERCISE TO PURCHASE
COMMON STOCK OF NEPHROS, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE at 12:00 midnight (Eastern Time) on the evening of December 18, 2015, OR SUCH LATER TIME AND DATE TO WHICH THE OFFER IS EXTENDED.

The Depositary Agent for the Offer is:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By First Class Mail or By Overnight or Hand Delivery To:

17 Battery Place, 8th Floor

New York, NY 10004

Attn: Reorganization Department

This Election to Participate and Exercise 2011 Warrant is provided to holders of record of 2011 Warrants in connection with the Offer to Exercise to Purchase Common Stock of Nephros, Inc. (the “Company”) dated November 20, 2015, as may be amended or supplemented (the “Offer to Exercise”). Capitalized terms not otherwise defined in this Election to Participate and Exercise 2011 Warrant shall have the meanings ascribed to them in the Offer to Exercise. The undersigned holder of 2011 Warrants hereby:

1.	The undersigned elects to participate in the Offer to Exercise and exercise 2011 Warrants to purchase a total of __________shares at the temporarily reduced exercise price of $0.20 per share.**
DESCRIPTION OF WARRANTS TENDERED PURSUANT TO QUESTION 1
	A	B	C	D
	Name(s) and Address(es) of Registered Holder(s) (Please fill in exactly as name(s) appear(s) on Warrant Certificate(s))	Warrant Certificate Number(s)	Total Number of Warrants Evidenced by Warrant Certificate(s)	Number of Warrants Tendered*
	__________________	_________	______________________________	________
	__________________	_________	______________________________	________
	__________________	_________	______________________________	________
	__________________	_________	______________________________	________
	__________________	_________	______________________________	________

			Total Number of 2011 Warrants Tendered and Exercised (sum of column D)*………………	________

			Aggregate Exercise Price to be Paid ($0.20 x the number of shares of common stock you elect to purchase pursuant to the 2011 Warrant)**……….	________

* Unless otherwise indicated, it will be assumed that all 2011 Warrants evidenced by each certificate delivered to the Depositary are being tendered hereby.

**Each 2011 Warrant represents the right to purchase 0.04622664225 shares of our common stock. Therefore the number of shares to be purchased is the number of 2011 Warrants being exercised multiplied by 0 04622664225 and rounded down, and the aggregate exercise price is such number of shares multiplied by $0.20.

2.	Elects to exercise and purchase the number of shares of common stock of the Company issuable upon exercise of the 2011 Warrants listed in Question 1 above and to deliver the aggregate exercise price in cash of $_____ (i.e., $0.20 x the number of shares of common stock you elect to purchase pursuant to the 2011 Warrant.

3.	Requests that certificates for such shares be issued in the name of:

(Please print name, address and social security or federal employer identification number (if not a natural person))

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4.	Requests that, provided the undersigned has not elected in Question 1 above to exercise all of the 2011 Warrants held by the undersigned, a residual 2011 Warrant evidencing the rights not so exercised be issued in the name indicated below and delivered to:

(Please print name, address and social security or federal employer identification number (if not a natural person))

You should use this Election to Participate and Exercise 2011 Warrant if you are a holder of record of 2011 Warrants and are tendering physical certificates.

Certificates for 2011 Warrants, together with a properly completed Election to Participate and Exercise and any other documents required hereby, must be delivered to the Depositary Agent and not to the Company. ANY DOCUMENTS DELIVERED TO THE COMPANY OR THE INFORMATION AGENT WILL NOT BE FORWARDED TO THE DEPOSITARY AGENT OR CONSIDERED DELIVERED TO THE DEPOSITARY AGENT AND WILL NOT BE DEEMED TO BE VALIDLY DELIVERED.

The name(s) and address(es) of the registered holder(s) should be printed, if they are not already printed above, exactly as they appear on the certificates representing 2011 Warrants tendered. The certificate numbers, the number of 2011 Warrants represented by the certificates and the number of 2011 Warrants that the undersigned wishes to tender should be set forth in the appropriate boxes above.

If any tendered 2011 Warrants are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate forms of Election to Participate and Exercise as there are different registrations of certificates.

If there is inadequate space in any box above, list the information on a separate signed sheet and attach it to this Election to Participate and Exercise.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

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ACKNOWLEDGMENTS AND REPRESENTATIONS AND WARRANTIES

The undersigned hereby understands and acknowledges that:

1. To accept the Offer to Exercise the undersigned must comply with the “Instructions for Delivery” enclosed with this Election to Participate and Exercise 2011 Warrant.

2. If the undersigned elects to participate in the Offer to Exercise and the conditions to the Offer to Exercise are satisfied prior to the Expiration Date, then immediately following the Expiration Date the undersigned will automatically exercise the undersigned’s 2011 Warrants at the temporarily reduced exercise price of $0.20 per share.

3. If the undersigned elects not to participate in the Offer to Exercise with respect to any of its 2011 Warrants, then the exercise price and the other terms of the undersigned’s 2011 Warrants not tendered in the Offer to Exercise will remain unmodified.

4. If the undersigned chooses to participate in the Offer to Exercise and execute and deliver this Election to Participate and Exercise 2011 Warrant along with the aggregate exercise price applicable to the undersigned’s 2011 Warrants, the Company will place the aggregate exercise price funds into a separate non-interest bearing escrow account established by Continental Stock Transfer & Trust Company, as depositary agent, until the Expiration Date. Under no circumstances will interest be paid on the exercise price of the 2011 Warrants, regardless of any extension of, or amendment to, the Offer to Exercise or any delay in issuing common stock upon the exercise of the 2011 Warrants.

5. By exercising the 2011 Warrants pursuant to the procedure described in the Offer to Exercise and in the instructions to this Election to Participate and Exercise 2011 Warrant, the undersigned accepts the terms and conditions of the Offer to Exercise and understands that the acceptance of 2011 Warrants by the Company will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer to Exercise.

6. The Company has advised the undersigned to consult with the undersigned’s own legal, tax, accounting and financial advisors as to the consequences of participating or not participating in the Offer to Exercise.

7. The undersigned understands that this Offer to Exercise is not being offered to holders in any jurisdiction in which the offering or acceptance of participation in the Offer to Exercise would not be in compliance with the laws of such jurisdiction.

8. All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, the undersigned’s death or incapacity, and all of the undersigned’s obligations hereunder shall be binding upon the undersigned’s heirs, personal representatives, successors and assigns. Except as stated in the Offer to Exercise, this Election to Participate and Exercise 2011 Warrant is irrevocable.

9. Upon request, the undersigned will execute and deliver any additional documents deemed by the Company or the Depositary Agent to be necessary or desirable to complete the exercise of the 2011 Warrants pursuant to the Offer to Exercise.

10. The undersigned acknowledges that all questions as to the number of 2011 Warrants to be accepted, the validity, form, eligibility (including time of receipt) and acceptance for exercise of any tender of 2011 Warrants will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties, subject to the judgments of any courts. The Company reserves the absolute right to reject any or all tenders of 2011 Warrants it determines not to be in proper form or to reject those 2011 Warrants, the acceptance of which or payment for which may, in the opinion of the Company’s counsel, be unlawful, subject to the judgments of any court. The Company also reserves the absolute right to waive any of the conditions of the Offer to Exercise and any defect or irregularity in the tender of any particular 2011 Warrants, and the Company’s interpretation of the terms of the Offer to Exercise (including these instructions) will be final and binding on all parties, subject to the judgments of any court. No tender of 2011 Warrants will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

The undersigned hereby represents and warrants that the undersigned has the full power and authority to execute, deliver and perform any obligations hereunder and that, when and to the extent the 2011 Warrants are accepted for exercise by the Company, the 2011 Warrants will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof and the 2011 Warrants will not be subject to any adverse claims.

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By completing the Offer to Exercise and returning this signature page, the undersigned’s 2011 Warrants will be deemed exercised in accordance with the terms and conditions of the 2011 Warrant as instructed in the Offer to Exercise.

The undersigned must complete and sign the following exactly as his, her or its name appears on the undersigned’s certificates for 2011 Warrants. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact or another person acting in a fiduciary or representative capacity, please set forth the signatory’s full title and include with this Election to Participate and Exercise proper evidence of the authority of such person to act in such capacity. If any of the tendered 2011 Warrants are held of record by two or more persons or holders, all such persons must sign this Election to Participate and Exercise.

Date:	By:

(Signature)

(Print name)

(Title, if holder is not a natural person)
Address:

Telephone:

Fax:

Tax ID/SSN:

INSTRUCTIONS FOR DELIVERY

Your right to participate in the Offer to Exercise will automatically expire if you do not properly elect to participate on or before the Expiration Date of December 18, 2015, as may be extended in the Company’s sole discretion. The Company will not accept any alternative or contingent exercises. By execution of this Election to Participate and Exercise 2011 Warrant, you waive any right to receive any notice of the acceptance of the 2011 Warrants, except as provided in the Offer to Exercise. To effect your acceptance of the Offer to Exercise you must:

1.	Complete, sign and return this Election to Participate and Exercise 2011 Warrant.

2.	Tender your 2011 Warrants or, if you are unable to locate your 2011 Warrants, complete and sign an Affidavit of Loss and Indemnification Agreement (attached hereto) for each 2011 Warrant to be exercised.

3.	Pay the exercise price applicable to your 2011 Warrant ($0.20 x the number of shares of common stock you elect to purchase pursuant to the 2011 Warrant) by check payable to “Continental Stock Transfer & Trust Company, A.A.F. Nephros, Inc.” or by wire transfer pursuant to the wire transfer instructions set forth below.

The Election to Participate and Exercise 2011 Warrant, 2011 Warrant (and/or Affidavit of Loss and Indemnification Agreement), and the exercise price must be received at the respective addresses below (or in the case of a wire, pursuant to the wire instructions set forth below) on or before the Expiration Date of 12:00 midnight (Eastern Time) on the evening of December 18, 2015, as may be extended by the Company in its sole discretion. The method of delivery of all documents, including 2011 Warrant certificates, is at the election and risk of the tendering warrant holder, and the delivery will be deemed made only when actually received by the Depositary Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

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ADDRESS FOR DELIVERY OF	Continental Stock Transfer & Trust Company
ACCEPTANCE AND EXERCISE	17 Battery Place, 8th Floor
DOCUMENTS (i.e., ITEMS 1- 3	New York, NY 10004
ABOVE):	Attn: Reorganization Department
Tel. No. 917-262-2378

Your 2011 Warrants may be mailed or physically delivered to the Depositary Agent.

The other Acceptance and Exercise Documents may be mailed or delivered via facsimile to facsimile to (212) 616-7610, or email to reorg@continentalstock.com.

WIRE TRANSFER	Continental Stock Transfer & Trust Company
INSTRUCTIONS FOR EXERCISE PRICE OF	ABA Routing No. 021000021
SWIFT CODE: CHASUS33 (for international wire use ONLY)
2011 WARRANTS:*	Account Name: “Nephros, Inc., Continental Stock Transfer & Trust Company, as Depositary Agent”
Account Number: 475-508351
Reference: 2011 Warrant Exercise
FFC: Continental Stock Transfer & Trust Company, as Depositary Agent for Nephros, Inc.
*MUST INCLUDE THE WARRANT HOLDER’S NAME AND ADDRESS

ADDRESS FOR DELIVERY OF	Continental Stock Transfer & Trust Company
CHECKS FOR EXERCISE PRICE OF 2011 WARRANTS:**	17 Battery Place, 8th Floor
New York, NY 10004
Attn: Reorganization Department
**CHECK MUST INCLUDE THE WARRANT HOLDER’S NAME AND ADDRESS AND BE MADE PAYABLE TO “CONTINENTAL STOCK TRANSFER & TRUST COMPANY, A.A.F. NEPHROS, INC.”

DELIVERY OF THE ITEMS SET FORTH ABOVE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

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AFFIDAVIT OF LOSS AND INDEMNIFICATION AGREEMENT

The Holder (as defined below) hereby represents, warrants and agrees as follows:

1. The following described instrument of Nephros, Inc., a Delaware corporation (the “Company”), was lost or stolen: Warrant to Purchase Common Stock, Warrant No.____, to purchase shares of common stock of the Company, dated _______________(the “2011 Warrant”), and registered in the name of ___________________________________ (the “Holder”);

2. The Holder is the sole and unconditional record owner of the 2011 Warrant.

3. That neither the 2011 Warrant nor any interests therein have been sold, assigned, endorsed, transferred, deposited under any agreement, hypothecated, pledged, or disposed of in any manner by or on behalf of the Holder; that neither the Holder nor anyone on the Holder’s behalf has signed any power of attorney, any stock power or any other assignment or authorization respecting the 2011 Warrant; and that no person, firm or corporation has any right, title, claim, equity or interest in, to or respecting the 2011 Warrant, except the Holder as the sole owner.

4. That this Affidavit of Loss and Indemnification Agreement (the “Affidavit”) is made for the purpose of inducing the Company to accept the Holder’s 2011 Warrant in connection with the Holder’s Election to Participate in the Company’s Offer to Exercise, dated November 20, 2015, as amended or supplemented, and to exercise such 2011 Warrant (the “Offer”).

5. The Holder hereby agrees to immediately surrender the 2011 Warrant to the Company for cancellation without consideration should it at any time come into the possession or control of the Holder.

6. To induce the Company to accept this Affidavit in place of the lost 2011 Warrant in connection with the Holder’s acceptance of the Offer, the Holder and its successors and assigns shall at all times indemnify and hold harmless the Company and its directors, officers, agents, successors and assigns from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all losses, damages, judgments, costs, charges, counsel fees, payments, expenses and liabilities whatsoever, which any of such indemnitees at any time shall or may sustain or incur (a) by reason of the issuance of a replacement warrant, if any or (b) by reason of any claim which may be made in respect of the 2011 Warrant, or (c) by reason of any payment, transfer, exchange, delivery or other act which any indemnitee hereunder may make or do in respect of the 2011 Warrant or a replacement warrant, if any, or any shares of common stock issued upon exercise thereof whether made or done through accident, oversight or neglect, or whether made or done upon presentation thereof without contesting, inquiring into or litigating the propriety of such payment, transfer, exchange, delivery or other act, or (d) by reason of any other matter or thing arising out of the recognition of the aforesaid request of the Holder for the issuance of the 2011 Warrant or a replacement warrant, if any.

7. It is understood and agreed that in case the 2011 Warrant shall be recovered by anyone, then this Affidavit may be immediately enforced. This Affidavit shall be deemed a continuing obligation and successive recoveries may be had thereon for the various matters in respect of which any indemnitee shall from time to time become entitled to be indemnified.

This Affidavit shall be governed by the laws of the State of New York as such laws are applied to contracts between New York residents entered into and to be performed entirely in New York.

Date:	By:
(Signature)

(Print name)

(Title, if the Holder is not a natural person)

Sworn to before me this ____________________, 20__.
_____________________ Notary Public